Exhibit 99.1

NEWS

One Horizon Group Reports Full Year 2017 Financial Results

London – April 3, 2018 – One Horizon Group, Inc. (NASDAQ: OHGI) (“One Horizon” or the “Company”) yesterday reported its financial results for the twelve months ended December 31, 2017.

For full information regarding the Company’s 2017 financial performance, please see:

https://www.sec.gov/Archives/edgar/data/225211/000161577418002269/0001615774-18-002269-index.htm

Martin Ward, Chief Financial Officer of One Horizon, said, “Following our acquisitions of 123Wish and C-Rod (now, Love Media House) and given the financings we closed in the fourth quarter, our auditors consented to removing the “going concern” language from our audit following a significant increase in revenue, a working capital surplus of approximately $.89 million as of December 31, 2017, compared to working capital deficit of approximately $1.95 million as of December 31, 2016, expected near-term funds of approximately $.75 million, and anticipated additional revenue from ongoing operations, including Horizon Secure Messaging.”

The following financial forecasts, which include management’s projected results for 123Wish and Love Media House, reflect the expected revenue and operating profit before Group costs, minority interests and amortization, to be generated during the year ended December 31, 2018.

ANTICIPATED REVENUE	Year ended December 31, 2018
Division	$million
Horizon Secure Messaging	0.5
123Wish	5.1
Love Media House (C-Rod)	1.1

Total	$6.7

ANTICIPATED OPERATING PROFIT BEFORE GROUP COSTS AND AMORTIZATION	Year ended December 31, 2018
Division	$million
Horizon Secure Messaging	0.4
123Wish	2.9
Love Media House (C-Rod)	0.4

Total	$3.7

“While our actual results may differ significantly from these expected results,” said One Horizon’s Founder and Chief Executive Officer Mark White, “it is early in the year and we expect to provide significant support for the 123Wish and Love Media House businesses. We also may make additional complementary acquisitions in the sports, music, gaming, digital media and streaming areas that have strong local management and that will assist One Horizon in exceeding these financial forecasts.”

About One Horizon Group, Inc.

One Horizon Group, Inc. (NASDAQ: OHGI) is a media and digital technology acquisition company, which owns Love Media House, a full-service music production, artist representation and digital media business, an Asia-based secure messaging business and a majority interest in 123Wish, a subscription-based, experience marketplace. For more information, please visit http://www.onehorizoninc.com.

Safe Harbor Statement

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding potential future results and acquisitions, future revenues and operating profits and trends in the marketplace are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory issues, changes in consumer tastes and the acceptance of the influencers and personalities which contract with the Company, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Darrow Associates Contacts for OHGI

Bernie Kilkelly

(516) 236-7007

bkilkelly@darrowir.com

Jordan Darrow

(512) 551-9296

jdarrow@darrowir.com